UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BRT Realty Trust

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRT REALTY TRUST

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

(516) 466-3100

Notice of Annual Meeting of Shareholders

March 21, 2005

The Annual Meeting of Shareholders of BRT Realty Trust will be held on Monday, March 21, 2005, at 9:00 a.m. (local time), at the offices of BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, N.Y. for the following purposes:

1.	To elect two Class II Trustees to serve until the 2007 Annual Meeting of Shareholders, and three Class III Trustees to serve until the 2008 Annual Meeting of Shareholders;

2.	To ratify the selection of Ernst & Young LLP as independent auditors for the 2005 fiscal year; and

3.	To transact any other business as may properly come before the meeting.

Shareholders of record at the close of business on January 20, 2005 will be entitled to notice of and to vote at the meeting. It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card. Certain shareholders can also vote their shares over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Simeon Brinberg

Secretary

Great Neck, New York

January 28, 2005

BRT REALTY TRUST

2005 ANNUAL MEETING

PROXY STATEMENT

BRT REALTY TRUST

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

PROXY STATEMENT

GENERAL

Our board of trustees is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2005 annual meeting of shareholders of BRT Realty Trust. In this proxy statement we refer to BRT Realty Trust as “BRT”, “we”, “our”, or the “Trust”. The meeting will be held at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 a.m., local time, on Monday, March 21, 2005.

The date of this proxy statement is January 28, 2005, the approximate date on which we are mailing this proxy statement and the accompanying form of proxy to shareholders. Our fiscal year begins on October 1st and ends on September 30th. References in this proxy statement to the year 2004 or fiscal 2004 refers to the twelve month period from October 1, 2003 to September 30, 2004.

Our executive offices are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York, 11021. Our telephone number is (516) 466-3100.

VOTING PROCEDURES

Shareholders of record at the close of business on January 20, 2005 are entitled to notice of and to vote at the meeting. The record date was established by our board of trustees. You are entitled to one vote for each share of Beneficial Interest you own on January 20, 2005. On the January 20, 2005 there were 7,720,621 shares outstanding and entitled to vote. In order to carry on the business at the meeting, we must have a quorum present in person or by proxy. This means that at least a majority of the outstanding shares must be represented at the meeting, either in person or by proxy. The affirmative vote of a plurality of the outstanding shares present and voting at the meeting, in person or by proxy, is required to elect the two nominees as Class II Trustees and the three nominees as Class III Trustees. The affirmative vote of a majority of the outstanding shares is required to ratify the selection of Ernst & Young LLP as independent auditors. There is no cumulative voting in connection with the election of Trustees.

Because many shareholders cannot attend the meeting in person, it is necessary that a large number of shares be represented by proxy. Most shareholders have a choice of voting over the internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage paid envelope provided. Please refer to your proxy card or to the information provided by your bank, broker, or other holder of record to see which options are available to you. You should be aware that if you vote over the internet, you may incur costs, such as telephone and internet access charges for which you will be responsible. The internet and telephone voting facilities for shareholders of record will close at 12:01 a.m., E.S.T. on March 21, 2005. If you vote by telephone or via the internet it is not necessary to return a proxy card. The internet and telephone voting procedures are designed to authenticate shareholders by use of a control number, and to allow you to confirm that your instructions have been properly recorded.

If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and to vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

You can revoke your proxy at any time before it is exercised. To revoke your proxy you may file a written revocation with our Secretary, or you may deliver a properly executed proxy bearing a later date. If you vote by telephone or internet, you may also revoke your proxy with a timely and valid later telephone or internet vote, as the case may be. You may also revoke your proxy by attending the meeting and voting in person. If not so revoked, the shares represented by such proxy will be voted.

Votes withheld from nominees for Trustee, abstention on the proposal relating to the selection of the independent auditors and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum has been reached. Votes withheld from nominees for Trustee and abstention on the proposal relating to the selection of the independent auditors have the same effect as votes against.

If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the meeting. Under the rules of the New York Stock Exchange, if you hold your shares through a broker, your broker is permitted to vote your shares on the election of Trustees and on the proposal relating to the selection of the independent auditors even if the broker does not receive instructions from you. Broker non-votes will have the same effect as a vote against the selection of the independent auditors but will have no effect on the outcome of the election of trustees.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If no choice is indicated on the proxy card, the persons named as your proxies will vote the shares “FOR” the two nominees (Matthew J. Gould and Jeffrey Rubin) for Class II Trustee and the three nominees (Kenneth F. Bernstein, Fredric H. Gould and Gary Hurand) for Class III Trustee, “FOR” the selection of Ernst & Young LLP as independent auditors for the 2005 fiscal year, and as the proxy holders may determine, in their discretion, with respect to other matters that properly come before the meeting. The board of trustees is not currently aware of any business to be acted upon at the meeting other than that which is described in this proxy statement. A representative of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

COST OF PROXY SOLICITATION

We will pay the entire cost of soliciting proxies, including preparing and mailing this proxy statement. In addition to the solicitation of proxies by mail and through our regular employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to shareholders.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, TRUSTEES AND OFFICERS

The following table sets forth information concerning shares owned by (i) all persons known to own beneficially 5% or more of our outstanding shares, (ii) all Trustees and nominees for Trustee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all Trustees and executive officers as a group.

Name of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class
Gould Investors L.P.(2)	2,108,048	27.20%
Kenneth F. Bernstein(3) 1311 Mamaroneck Avenue White Plains, NY 10605	1,000	*
Patrick J. Callan(3) 280 Park Avenue, 24th Floor—West New York, NY 10017	51,750	*
Fredric H. Gould(2) (3) (4) (5)	2,694,099	34.77%
Jeffrey A. Gould(2) (3) (6)	243,070	3.14%
Matthew J. Gould(2) (3) (7)	2,360,415	30.46%
Mitchell Gould(2)	33,350	*
Louis C. Grassi(3) Grassi & Company CPA P.C. 2001 Marcus Avenue Lake Success, NY 11042	1,750	*
David Heiden(2)	47,750	*
David G. Herold(3) 2822 S.E. Dune Drive Stuart, Fl 34996	33,750	*
Gary Hurand(3) (8) 4182 Pier North Blvd., Suite D Flint, MI 48504	230,331	2.97%
Mark H. Lundy(2)	50,285	*
Jeffrey Rubin(3) 100 Quentin Roosevelt Boulevard Garden City, NY 11530	1,000	*
Henry Moskowitz and the Argo Corporation(9) 50 West 17th Street New York, NY 10011	570,700	7.36%
George Zweier(2)	16,100	*
All Trustees and Officers as a group (18 in number)(10) (11)	4,090,174	52.78%

*	Less than 1%

(1)

Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. The percentage of beneficial ownership is based on 7,749,182 outstanding on January 20, 2005.

(2)	Address is Suite 303, 60 Cutter Mill Road, Great Neck, NY 11021.

(3)	A Trustee.

(4)	Includes 257,990 shares owned by the pension and profit sharing trusts of BRT Realty Trust and REIT Management Corp. of which Fredric H. Gould and two non-Trustee officers are trustees, as to which shares Mr. Gould has shared voting and investment power.

(5)	Includes 34,762 shares held by Mr. Gould as co-trustee for the children of his brother (as to which shares Mr. Gould disclaims beneficial interest), 25,000 shares owned by a trust for the benefit of Mr. Gould’s grandchildren of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest), and 18,988 shares owned by a partnership in which Mr. Gould is a general partner. Also includes 30,048 shares owned by One Liberty Properties, Inc., of which Mr. Gould is an officer and director, and 2,108,048 shares owned by Gould Investors L.P. Does not include 25,015 shares owned by Mrs. Fredric H. Gould, as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

(6)	Includes 22,252 shares owned by Mr. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest) and 25,000 shares owned by a trust for the benefit of Mr. Gould’s children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest). Does not include 40,000 Shares owned by Mrs. Jeffrey A. Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

(7)	Includes 15,666 shares owned by Mr. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest), 25,000 shares owned by a trust for the benefit of Mr. Gould’s children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims a beneficial interest) and 2,108,048 shares owned by Gould Investors L.P. (Mr. Gould is President of the managing general partner of Gould Investors L.P.). Does not include 39,500 shares owned by Mrs. Matthew J. Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

(8)	Includes 50,477 shares owned by a partnership in which Mr. Hurand is a partner, and 121,377 shares owned by a corporation in which Mr. Hurand is an officer and shareholder.

(9)	Based on information provided by the shareholder. Includes 82,600 shares owned by the Henry Moskowitz and Rose Moskowitz 1999 Family Foundation.

(10)	This total is qualified by notes (4) through (8).

(11)	Includes an aggregate of 55,250 shares which underlie options.

BOARD OF TRUSTEES

Election of Trustees

The board of trustees is divided into three classes, each of which is elected for a staggered term of three years. The Declaration of Trust provides for the number of Trustees to be between five and fifteen, the exact number to be determined by the board of trustees. The board has fixed the number of Trustees at nine. The Board may, following the meeting, increase the size of the Board and fill any resulting vacancy or vacancies.

At the meeting, two Class II Trustees and three Class III Trustees will be elected. Each nominee is currently serving as a Trustee. Four other individuals serve as Trustees but are not standing for election because their terms extend past the meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the Proxy Statement. We expect each nominee to be able to serve if elected. However, if any nominee is unable to serve as a Trustee, unless a shareholder withholds authority, the persons named in the proxy card may vote for any substitute nominee proposed by the board of trustees. Each nominee, if elected, will serve until the annual meeting of shareholders to be held in the year referred to below. Each other Trustee will serve until the annual meeting of shareholders to be held in the year referred to below.

The following table sets forth the name and age of each nominee for election to the board of trustees and of each Trustee whose term of office will continue after the meeting, the principal occupation of each during the past five years and the period during which each has served as a Trustee:

NOMINEES WHOSE TERM WILL EXPIRE IN 2007

Name	Age	Principal Occupation and Other Directorships	Trustee Since
Class II
Matthew J. Gould	45	President of Georgetown Partners, Inc., managing general partner of Gould Investors L.P., since March 1996; Senior Vice President of REIT Management Corp.; director of One Liberty Properties, Inc.*	2004

Jeffrey Rubin	37	President and director of Newtek Business Services, Inc., a holding company for several wholly and majority owned operating subsidiaries and certified capital companies, since February 1999.	2004
* Served as trustee from March 2001 to March 2004 and was reelected as a trustee in June, 2004.
NOMINEES WHOSE TERM WILL EXPIRE IN 2008
Class III
Kenneth F. Bernstein	43	President and Chief Executive Officer of Acadia Realty Trust since January 2001; President of Acadia Realty Trust since August 1998; Trustee of Acadia Realty Trust.	2004

Fredric H. Gould(1)	69	Chairman of the Board of BRT since 1983; Chief Executive Officer of BRT from March, 1996 to December 31, 2001; Chairman of the Board of Georgetown Partners, Inc., managing general partner of Gould Investors L.P. since December 1997 and sole member of Gould General LLC., a general partner of Gould Investors L.P.; Chairman of the Board of One Liberty Properties, Inc.; President of REIT Management Corp.; Director of East Group Properties, Inc.	1983

Name	Age	Principal Occupation and Other Directorships	Trustee Since
Gary Hurand	57	President of Dawn Donut Systems, Inc. since 1973; President of Management Diversified, Inc., a real property management and development company, since 1987; Director of Republic Bancorp Inc.	1990
TRUSTEES WHOSE TERM WILL EXPIRE IN 2006
Class I
Patrick J. Callan(1)	68	Real Estate Consultant since January 2001; Principal of The RREEF Funds, pension fund real estate investments, from 1984 to January 2001; Director of M&T Bank Corporation; Advisory Director of M&T Bank Corporation, New York City Division.	1984

Jeffrey A. Gould	39	President and Chief Executive Officer of BRT from January, 2002 to present; President and Chief Operating Officer of BRT from March 1996 to December, 2001; Director of One Liberty Properties, Inc.	1997

David G. Herold(1)	63	Private Investor; President and Chief Executive Officer of Metro Bancshares, Inc., the savings and loan holding company for Bayside Federal Savings and Loan Association, from 1988 to 1994.	1997
TRUSTEE WHOSE TERM WILL EXPIRE IN 2007
Class II
Louis C. Grassi	49	Managing partner of Grassi Co., CPA’s since 1984; Director of Flushing Financial Corp.

(1)	Member of the Executive Committee.

Fredric H. Gould is the father of Jeffrey A. Gould and Matthew J. Gould.

Corporate Governance

BRT is governed by a board of trustees and various committees of the Board. Members of the board are kept informed about BRT’s business through discussions with the Trust’s Chairman, its President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. During fiscal 2004 the board held five meetings and enacted resolutions by unanimous consent on three occasions. Each Trustee attended at least 75% of the aggregate number of board and applicable committee meetings in 2004.

The board has four standing committees; an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The board had adopted a Charter for each committee (other than the Executive Committee) and corporate governance guidelines that address the make-up and functioning of the board. The board has also adopted a code of business conduct and ethics that applies to all employees, officers and trustees, including our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions. You can find these materials by accessing the corporate governance section of our website at www.brtrealty.com. Copies of these charters, the corporate governance guidelines and the code of business conduct and ethics may also be obtained by writing to us at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary.

Audit Committee

The Audit Committee, which is comprised of Messrs. David G. Herold, Patrick J. Callan and Louis C. Grassi, met five times during 2004. The Audit Committee is responsible for (1) the quality and integrity of BRT’s financial statements and internal controls, (ii) BRT’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualification and independence, and (iv) the performance of BRT’s internal audit function and independent auditors. The board has determined that each member of the Audit Committee satisfies the financial literacy and expertise requirements of the New York Stock Exchange. A copy of the Audit Committee Charter is annexed hereto as Appendix A.

Audit Committee Financial Expert

The board has determined that Louis C. Grassi, chairman of the Audit Committee, qualifies as an “audit committee financial expert”, as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of the New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee, which is comprised of Messrs. David G. Herold, Patrick J. Callan and Jeffrey Rubin, met three times during fiscal 2004. The Compensation Committee reviews and sets the compensation of our chief executive officer and assists management in making recommendations to the board with respect to the salaries, bonuses and stock incentive awards of other officers and key employees. The Compensation Committee also administers BRT’s stock option plan and equity incentive plan and approves stock option grants and restricted stock awards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which is comprised of David G. Herold, Louis C. Grassi and Jeffrey Rubin,, met three times in fiscal 2004. The responsibilities of the Nominating and Corporate Governance Committee include proposing a slate of trustees for election to the board of trustees at the Annual Shareholders’ Meeting, identification and recommendation of candidates to fill vacancies on the board of trustees between Annual Shareholder Meetings and monitoring corporate governance matters, including overseeing our corporate governance guidelines, code of business conduct and ethics and periodically reviewing the independence of non-management trustees.

The board believes that it should be comprised of trustees with varied, complementary backgrounds, and that trustees should, at a minimum, have expertise that may be useful to BRT. Trustees should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to the Trust’s business.

When considering candidates for trustee, the committee will take into account a number of factors, including the following:

•	Independence from management;

•	Whether the candidate has relevant business experience;

•	Judgment, skill, integrity and reputation;

•	Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;

•	Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

•	The size and composition of the existing board.

The committee will consider candidates for trustee suggested by shareholders, applying the criteria for candidates described above and considering the additional information referred to below. Shareholders wishing to suggest a candidate for trustee should write to our secretary and include:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the committee;

•	The name of and contact information for the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding each of the factors listed above sufficient to enable the committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any competitor of the Trust;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a trustee if nominated and elected.

Before nominating a sitting Trustee for re-election at an annual meeting, the committee will consider:

•	The Trustee’s performance on the board; and

•	Whether the Trustee’s re-election would be consistent with the Trust’s corporate governance guidelines.

When seeking candidates for trustee, the Nominating and Corporate Governance Committee may solicit suggestions from management, incumbent trustees or others. The committee will interview a candidate if it believes the candidate might be suitable to be a trustee. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the board, it will recommend the candidate’s election to the full board.

This year Messrs. Rubin and Bernstein are standing for election by shareholders for the first time. Both were elected by the board of trustees to serve, and have served, since March and June, 2004 respectively. Both were recommended to the Nominating and Corporate Governance Committee by our President who believed that both would make valuable additions to the board; Mr. Rubin because of his overall business experience and Mr. Bernstein because of his experience in the real estate industry.

Non-Management Trustee Executive Session

In accordance with New York Stock Exchange listing standards, the Trust’s non-management trustees will meet at regularly scheduled executive sessions without management. Non-management trustees are all those trustees who are not officers of BRT. The Board does not intend to designate a “Lead Director” or a single trustee to preside at executive sessions. The person who presides over executive sessions of non-management trustees will be one of the committee chairman (other than the Chairman of the executive committee) and the presiding trustee will rotate among the chairs of the board’s committees.

Shareholder Communications with Trustees

Shareholders of the Trust who want to communicate with the board or any individual Trustee can write to:

BRT Realty Trust

Suite 303

60 Cutter Mill Road

Great Neck, NY 11021

Attention: Secretary

Your letter should indicate that you are a shareholder of BRT Realty Trust. Depending on the subject matter, the Secretary will:

•	Forward the communication to the Trustee or Trustees to whom it is addressed;

•	Attempt to handle the inquiry directly; for example where it is a request for information about the Trust or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each board meeting, the Secretary will present a summary of communications received, if any, since the last meeting that were not forwarded and make those communications available to the Trustees on request.

Trustee Attendance at Annual Meetings

We typically schedule a board meeting in conjunction with our annual shareholders’ meeting and expect that our Trustees will attend, absent a valid reason, such as a schedule conflict. At the Annual Meeting of Shareholders held in March, 2004 all of the individuals then serving as trustees were in attendance.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Patrick J. Callan, David G. Herold and Jeffrey Rubin. None of the members of the Compensation Committee has ever been an officer or employee of BRT or any of its subsidiaries and no “compensation committee interlocks” existed during fiscal 2004.

Compensation of Trustees

Members of our board of trustees who are not employees of BRT are paid an annual retainer of $15,000. Each member of the Audit Committee is paid an annual retainer of $5,000, the Chairman of the Audit Committee is paid an additional annual retainer of $1,000, each member of the Compensation Committee is paid an annual retainer of $3,000 and each member of the Nominating and Corporate Governance Committee is paid an annual retainer of $2,000. In addition, in 2004 each non-employee Trustee of BRT was awarded 1,000 restricted shares under the BRT Realty Trust 2003 Incentive Plan. The restricted shares granted to the Trustees have a five year “cliff” vesting provision during which period the registered owner is entitled to vote and to receive cash distributions on such shares. Non-employee Trustees who reside outside of the local area also receive reimbursement for travel expenses incurred in attending board and committee meetings.

Independence of Trustees

The following standards for “director” independence are applicable to BRT in accordance with the New York Stock Exchange corporate governance listing standards:

•	No trustee of BRT qualifies as “independent” unless the board affirmatively determines that the Trustee has no material relationship with BRT or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BRT or any of its subsidiaries);

•	A trustee who is an employee, or whose immediate family member is an executive officer of BRT or any of its subsidiaries is not independent until three years after the end of such employment relationship;

•	A trustee who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from BRT or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•	A trustee or an immediate family member is a current partner of BRT’s internal or external auditor; a trustee who is a current employee of the internal or external auditor; a trustee who has an immediate family member who is a current employee of BRT’s internal or external auditor and who participates in that firm’s audit, assurance or tax compliance (but not tax planning) practice; or the trustee or an immediate family member was within the last three years (but is no longer) a partner or employee of BRT’s internal or external auditor and personally worked on BRT’s audit within that time, can not be considered independent.

•	A trustee who is employed, or whose immediate family member is employed, as an executive officer of another company where any of BRT’s or any of its subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

•	A trustee who is a current employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, BRT or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

The board took note of the fact that Gould Investors L.P., an affiliate of BRT, owns and has options to purchase shares of Common Stock of Newtek Business Services, Inc., a company in which Jeffrey Rubin is an executive officer and director. The ownership of shares of Newtek Business Services, Inc. by Gould Investors L.P. aggregates (assuming exercise of all options) less than ½ of 1% of the outstanding shares of Newtek Business Services, Inc. The board concluded that such ownership did not adversely impact Mr. Rubin’s independence.

If a quorum is present, the two Class II Trustee nominees and the three Class III Trustee nominees will be elected by the affirmative vote of the holders of a plurality of the shares present or represented at the meeting.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ELECTION OF MATTHEW J. GOULD AND JEFFREY RUBIN AS CLASS II TRUSTEES AND A VOTE FOR THE ELECTION OF KENNETH F. BERNSTEIN, FREDRIC H. GOULD AND GARY HURAND AS CLASS III TRUSTEES. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION AS TRUSTEES OF MATTHEW J. GOULD, JEFFREY RUBIN, KENNETH F. BERNSTEIN, FREDRIC H. GOULD AND GARY HURAND, UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

INDEPENDENT AUDITORS

General

The Audit Committee and the board of trustees is seeking ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2005. A representative of Ernst & Young LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

We are not required to have our shareholders ratify the selection of Ernst & Young LLP, as our independent auditors. We are doing so, because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee and the board of trustees will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee and the board of trustees, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of BRT and its shareholders.

The affirmative vote of the holders of a majority of outstanding shares present at the meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2005.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE PROPOSAL UNLESS YOU SPECIFY OTHERWISE.

Audit and Other Fees

The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended September 30, 2003 and 2004, and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

	FISCAL
	2003	2004
Audit fees(1)	$160,750	$182,500
Tax fees(2)	19,000	21,500
All other fees(3)	3,000	10,000

Total fees	$161,500	$214,000

(1)	Audit fees include fees for the audit of our annual consolidated financial statements and for review of the financial statements included in our quarterly reports on Form 10Q.

(2)	Tax fees consists of fees for tax advice, tax compliance and tax planning.

(3)	All other fees consists of fees paid for the review of Registration Statements on Form S-3 and Form S-8 filed by BRT.

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee must pre-approve all audit and non-audit services involving BRT’s independent auditors.

In addition to the audit work necessary for BRT to file required reports under the Securities Exchange Act of 1934 (i.e., quarterly reports on Form 10Q and annual reports on Form 10-K), the independent auditors may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are pre-approved by the Audit Committee. The Audit Committee approved all non-audit services performed by the independent auditors in fiscal 2004.

The independent auditors are prohibited from providing the following types of services:

•	bookkeeping or other services related to BRT’s accounting records or financial statements;

•	financial information systems, design and implementation;

•	appraisal or valuation services, fairness opinions or contribution - in kind - reports;

•	actuarial services;

•	internal outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment adviser or investment banking services; and

•	legal services and expert services related to the audit.

Approval Process

At an Audit Committee meeting held in December of each year, the Committee reviews and approves the audit scope concerning the audit of BRT’s consolidated financial statements for the fiscal year which commenced the preceding October 1st, including the audit fee associated with the audit. In addition at that meeting, the Committee approves the provision of tax related non-audit services and the maximum expenditure which may be incurred for such tax services for such year. Any fees for the audit in excess of those approved at the meeting and any fees for tax related services in excess of the maximum established by the Committee must receive the prior approval of the Audit Committee.

Proposals for any other non-audit services to be performed by the independent auditors must be approved by the Audit Committee in advance at a regularly scheduled meeting, by unanimous consent or at a meeting held by telephone conference.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Trustees is comprised of three independent Trustees and operates under a written charter adopted by the board of trustees, a copy of which, as amended, is included as Appendix A to this proxy statement. The Committee reviews the charter on an annual basis. The board of trustees has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934 and the New York Stock Exchange listing standards definition of independence for Audit Committee members and has determined that each member of the Committee is independent.

The Committee is appointed by the board of trustees to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent auditors and the internal controls. It is the responsibility of executive management to prepare financial statements in accordance with generally accepted accounting principles and of the independent auditors to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

In this context, the Committee met on five occasions and held discussions with management and the independent auditors. Management represented to the Committee that the year end consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also reviewed with management the process used for the certifications provided under the Sarbanes-Oxley Act of 2002 of the Trust’s filings with the Securities and Exchange Commission, including the activities of BRT’s Disclosure Controls and Procedures Committee. In fiscal 2004 Committee reviewed the unaudited quarterly financial statements prior to the filing of each Form 10-Q with the Securities and Exchange Commission and each quarterly earnings press release. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committee).

In addition, the Committee discussed with the independent auditors the auditor’s independence from BRT and its management, and has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee reviewed and approved the auditors’ fees, both for performing audit and non-audit services and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditor’s independence and concluded that it was compatible.

The Audit Committee was provided with a report by the independent auditors that included a description of material issues raised by its most recent “peer review” and any inquiry or investigation by governmental or professional authorities within the past few years respecting one or more independent audits carried out by the independent auditors. In this regard the Audit Committee discussed with the independent auditors an enforcement action brought by the Securities and Exchange Commission relating to the SEC’s independence rules with respect to Ernst & Young’s audit of one of its clients during the period 1994 to 1999.

The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the internal controls, and the overall quality of the financial reporting. The Committee was advised and kept current on the activities of BRT in complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the retention by BRT of an independent third party provider to perform the internal audit function and assist in compliance with Section 404. BRT is required to comply with Section 404 in connection with its September 30, 2005 audit.

Based on the reviews and discussions referred to above, the Committee recommended that the audited financial statements for the year ended September 30, 2004 be included in Annual Report on Form 10-K for the year ended September 30, 2004 for filing with the Securities and Exchange Commission.

The Committee approved the retention of Ernst & Young LLP as independent auditors for the fiscal year ended September 30, 2005 after reviewing the firm’s performance, fee structure and independence from BRT and its management.

Louis C. Grassi (Chairman)

Patrick J. Callan

David G. Herold

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table discloses the compensation paid and accrued for services rendered in all capacities to BRT during the last three fiscal years for the Chief Executive Officer of BRT and the four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the 2004 fiscal year.

Name and Principal Position						Long Term Compensation
	Fiscal Year	Annual Compensation				Restricted Stock Awards ($) (1)		Securities Underlying Options (#)	All Other Compensation $(2)
		Salary ($)		Bonus ($)
Fredric H. Gould Chairman of the Board and Chief Executive Officer(3) (4)	2004 2003 2002		— — —		— — —	$ $	51,926 35,838 —	— — —		— — —

Jeffrey A. Gould President and Chief Operating Officer; Chief Executive Officer(3) (4)	2004 2003 2002	$ $ $	372,803 335,074 293,750		— — —	$ $	51,926 35,838 —	— — 6,000	$ $ $	30,563 30,000 28,875

David Heiden Vice President(5)	2004 2003 2002	$ $ $	198,902 163,075 128,829	$ $ $	10,000 8,000 10,000	$ $	17,543 11,438 —	— — 5,000	$ $ $	30,563 25,661 23,789

Mitchell Gould Vice President(5)	2004 2003 2002	$ $ $	197,871 158,818 142,653		$10,000 9,000 —	$ $	17,543 11,438 —	— — 5,000	$ $ $	30,563 25,173 21,398

George Zweier Vice President	2004 2003 2002	$ $ $	109,383 104,833 101,991	$ $ $	10,000 10,000 11,500	$ $	9,356 10,675 —	— — 5,000	$ $ $	17,907 17,225 17,282

Mark H. Lundy Vice President(4) (6)	2004 2003 2002	$ $ $	151,589 123,650 118,906		— — —	$ $	51,926 35,838 —	— — 6,000		— — —

(1)	Represents the grant of restricted stock awards which the executive has the right to receive, subject to vesting. The restricted stock awards vest after five years. The values set forth above for 2004 and 2003 are based on the closing price of our shares on the New York Stock Exchange on February 10, 2004 and May 2, 2003, respectively, the dates of the awards, which was $23.39 and $15.25, respectively. The restricted stock awards receive cash dividends at the rate paid on all BRT’s shares. The number of restricted shares awarded in 2004 were 2,220 shares for each of Messrs. Fredric H. Gould, Jeffrey A. Gould and Mark H. Lundy and 750 shares, 750 shares and 400 shares for Messrs. David Heiden, Mitchell Gould and George Zweier, respectively.

(2)	Represents annual contributions under the BRT Realty Trust Pension Plan for Jeffrey A. Gould, David Heiden, Mitchell Gould and George Zweier. The only other type of Other Annual Compensation for each of the Named Executive Officers is in the form of perquisites and is less than the level required for reporting.

(3)	Fredric H. Gould served as Chief Executive Officer through December 31, 2001. Effective January 1, 2002, Jeffrey A. Gould became Chief Executive Officer.

(4)

Reference is made to the caption “Interest of Management in Certain Transactions” for a discussion of fees paid to REIT Management Corp., the Advisor and compensation paid by REIT Management Corp. to executive officers of BRT, including Fredric H. Gould, Jeffrey A. Gould and Mark H. Lundy. Fredric H.

Gould is the sole shareholder of REIT Management Corp. Reference is also made to the caption “Interest of Management in Certain Transactions” for a discussion of fees paid to Fredric H. Gould, Jeffrey A. Gould and Mark H. Lundy (and other executive officers of BRT) by another entity owned by Fredric H. Gould which received payments in 2004 from BRT for services rendered.

(5)	Includes commissions paid to David Heiden and Mitchell Gould. Each is paid a commission of five basis points on loans originated by the Trust.

(6)	Mark H. Lundy does not receive compensation directly from BRT. He receives salary from Gould Investors L.P. and his salary is allocated to BRT and other related entities pursuant to a shared services agreement. The salary set forth is the amount allocated to BRT. See “Interest of Management in Certain Transactions.”

BRT Pension Plan

The BRT Realty Trust Pension Plan is a defined contribution plan governing all BRT employees. The Pension Plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-trustee officers of BRT). BRT makes annual contributions to the Plan on behalf of each employee in an amount equal to 15% of an employee’s annual earnings, not to exceed $30,563 per employee in 2004. Partial vesting commences one year after employment, increasing annually until full vesting is achieved at the completion of five years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is determined primarily by the amount of contributions. The following table sets forth the amount contributed to the Pension Plan in fiscal 2004 for the benefit of each Named Executive Officer (other than Fredric H. Gould and Mark H. Lundy who do not participate in the Pension Plan), the aggregate amount accrued to date and the credited years of service for each Named Executive Officer.

NAME	Amount Contributed in 2004	Aggregate Amount Accumulated to Date	Credited Years of Service
Jeffrey A. Gould	$30,563	$908,391	17
David Heiden	$30,563	$206,151	6
Mitchell Gould	$30,563	$192,711	6
George Zweier	$17,907	$138,290	6

Option Grants and Exercises; Unexercised Options

Option Grants in 2004

BRT did not grant any stock options during fiscal 2004.

Option Exercises in 2004 and Fiscal Year End Option Values

	Shares Acquired on Exercise	Value Realized ($) (1)	Number of Shares Underlying Unexercised Options at September 30, 2004		Value of Unexercised In-the-Money Options at September 30, 2004 ($) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Fredric H. Gould	2,500	$50,000	0	5,000	0	$69,400
Jeffrey A. Gould	7,125	$144,114	0	8,000	0	$102,940
David Heiden	6,250	$126,156	0	7,500	0	$97,350
Mitchell Gould	6,250	$126,156	0	7,500	0	$97,350
Mark H. Lundy	8,625	$78,789	0	8,000	0	$102,940
George Zweier	1,250	$21,303	7,500	7,500	$97,350	$97,350

(1)	Represents the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2)	Represents the difference between the closing price of the shares of BRT and the exercise price of the options. The closing price of the BRT shares on the New York Stock Exchange on September 30, 2004 was $21.63.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is composed of three independent Trustees. The Committee is responsible for determining the compensation of the Trust’s Chief Executive Officer and for advising the board of trustees on matters pertaining to compensation arrangements for other executive employees, as well as administration of the Trust’s stock option plan and the BRT Realty Trust 2003 Incentive Plan. The compensation determinations made by the Compensation Committee is approved by the entire Board of Trustees prior to implementation.

Overview

The annual compensation of executive officers is composed of three elements: (i) an annual component made up of base salary; (ii) an annual bonus; and (iii) a long term incentive-based compensation for executive officers realized through the granting of stock options and the awarding of restricted shares.

Base Salary and Bonus

Base salaries are targeted to be competitive with salaries paid to senior executives at other real estate investment trusts and take into account an individual’s performance, the operating performance of the Trust in the most recently concluded fiscal year and the number of years an individual has been associated with the Trust in an executive capacity. The determination of base compensation of executives is subjective and is not based on any structured formula. In determining compensation for 2005 the Committee took into account the operating results of fiscal 2004, the increase in loan originations year over year, management of the Trust’s loan portfolio and real estate portfolio and the cash dividend paid to shareholders.

The Trust does not have a bonus plan in existence. Bonuses, if any, are granted on a case by case basis, with the amount paid to any executive being subjective in nature. In considering and awarding bonuses, the Committee takes into consideration the base compensation of each officer, the performance of each officer during the most recently concluded fiscal year, the results of operations for such year, and, except for the chief executive officer, the recommendations of management. The total amount of bonuses approved for executive officers for their performance in 2004, which will be paid in 2005, is $32,500. These bonuses will be paid to three executive officers of the Trust who are employed full time by BRT and does not include the chief executive officer.

Long Term Compensation — Stock Options and Restricted Stock Awards

Stock options, which are purely discretionary and are not based on any formula, may be granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of the compensation provided for under stock options cannot be realized unless there is an appreciation in the price of the shares over a specified number of years. Under the existing stock option plan, options are granted at an exercise price equal to the fair market value of the shares on the date of grant and are exercisable over a number of years with phased in vesting.

In 2003 the Board of Directors authorized, and BRT’s shareholders approved, the adoption of the BRT Realty Trust 2003 Incentive Plan. The Incentive Plan authorizes the grant of incentive and non-statutory options and the awarding of restricted shares. The granting of options and the awarding of restricted shares under the Incentive Plan is at the discretion of the Compensation Committee and is not based on any formula. To date no options have been granted under the 2003 Incentive Plan. In 2004 the Compensation Committee approved the awarding of 30,230 restricted shares to a total of 27 persons; including employees, officers, trustees and consultants. The awards granted in 2004 provide for five year “cliff” vesting and, therefore, except in limited situations such as death or disability or waiver of the five year period by the Committee in its discretion, the shares awarded cannot be transferred by the recipient until the five year vesting period has been satisfied. Accordingly, except in limited situations, an award of restricted shares under the 2003 Plan cannot be realized unless the awardee remains an officer, trustee, employee or consultant of the Trust for a continuous period of five years during which five year period the awardee can vote the shares and realize the benefits of any cash dividends paid on the shares awarded to him. The Compensation Committee believes that awarding restricted shares aligns the interest of awardees with those of the Trust’s shareholders, furthers retention of executives and employees, and provides the recipients with an incentive to devote their best efforts in pursuing the success of the Trust by providing awardees with an opportunity to share in the growth and prosperity of the Trust through their ownership of shares.

CEO Compensation

Jeffrey A. Gould became Chief Executive Officer of the Trust effective January 1, 2002. In setting Mr. Gould’s compensation for 2005, the Compensation Committee sought to provide compensation which is competitive with other real estate investment trusts of similar size as the Trust. In order to measure chief executive compensation of other real estate investment trusts, the Committee reviewed the data for chief executive officers contained in the 2004 Compensation and Benefits Survey sponsored by the National Association of Real Estate Investment Trusts. In addition, the Committee reviewed Mr. Gould’s compensation for 2004 from the Trust, including his salary, restricted share award, benefits derived for previous stock option grants and perquisites, and discussed fees received by him from affiliated service companies. The Committee evaluated Mr. Gould’s personal performance as well as the financial performance of the Trust in 2004 particularly noting the 295% increase in loan originations in 2004 as compared to 2003, the 6.2% increase in operating income 2004 versus 2003 (net income before gains on sale of securities, minority interest, discontinued operations and equity in earnings of unconsolidated ventures) and the increase in the cash distribution paid to shareholders during the fiscal year from $.38 per share per quarter to $.48 per share per quarter.

Based on its review the Committee determined to increase Mr. Gould’s annual base salary commencing January 1, 2005 from $370,000 to $390,000, a 5.4% increase. The Committee did not award Mr. Gould any cash bonus. The determination of Mr. Gould’s compensation is subjective in nature and was considered by the Committee to be reasonable.

Respectfully submitted,

Patrick J. Callan

David G. Herold

Jeffrey Rubin

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Fredric H. Gould, Chairman of our board of trustees, is Chairman of the board of directors of One Liberty Properties, Inc., a real estate investment trust engaged in the ownership of a portfolio of income producing real properties primarily net leased to tenants substantially under long-term leases. He is also Chairman and sole stockholder of the managing general partner of Gould Investors L.P. and sole member of a limited liability company which is also a general partner of Gould Investors L.P. Jeffrey A. Gould, a Trustee and our president and chief executive officer, is a senior vice president and director of One Liberty Properties, Inc. and a vice president of the corporate managing general partner of Gould Investors L.P. Matthew J. Gould, one of our senior vice presidents and a trustee, is a senior vice president and director of One Liberty Properties, Inc. and President of the managing general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 27.20% of our outstanding shares. In addition, David W. Kalish, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig, each of whom is an executive officer of the Trust, are also executive officers of One Liberty Properties, Inc. and of the corporate managing general partner of Gould Investors L.P.

We and certain related entities, including Gould Investors L.P. and One Liberty Properties, Inc., occupy common office space and use certain services and personnel in common. In 2004 we paid Gould Investors L.P. $754,000 for general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. This amount includes $52,000 contributed to the annual rent of $349,000 paid by Gould Investors L.P., One Liberty Properties, Inc. and related entities to a subsidiary of Gould Investors L.P. which owns the building in which the offices of these entities are located and an aggregate of $570,787 allocated to us for services (including legal and accounting) performed by some of the above executive officers who are not engaged by us on a full-time basis, including the amounts allocated by Mark H. Lundy as set forth in the “Summary Compensation Table” and $80,741 and $107,428 of salary allocated by David W. Kalish and Simeon Brinberg, respectively, executive officers who are not engaged by us on a full time basis. The allocation of general and administrative expenses is computed in accordance with a Shared Services Agreement and is based on the estimated percentage of time devoted by executive, administrative and clerical personnel to the affairs of each participating entity. The services of secretarial personnel generally are allocated on the same basis as that of the executive to whom each secretary is assigned. BRT also leases under a direct lease with a subsidiary of Gould Investors L.P. approximately 1,800 square feet at an annual rental of $51,000, which is a competitive rent for comparable office space in the area in which the building is located.

In 2004, we paid Majestic Property Management Corp., a company in which we have no ownership interest and which is 100% owned by Fredric H. Gould, Chairman of our Board of Trustees, fees for management services and brokerage fees totaling $128,000, representing approximately 4% of the revenues of Majestic Property Management Corp. In addition, in 2004 eight unconsolidated joint ventures in which we own a 50% joint venture interest paid fees to Majestic Property Management Corp. for management fees, brokerage commissions and construction supervisory fees totaling $272,000, representing approximately 8% of the revenues of Majestic Property Management Corp. Majestic Property Management Corp. provides real property management, real estate brokerage and construction supervision services for affiliated and non-affiliated entities. Fredric H. Gould received compensation from Majestic Property Management Corp. of $19,172 in 2004 and Jeffrey A. Gould, Matthew J. Gould, David W. Kalish, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig received compensation from Majestic Property Management Corp. in 2004 as follows: Jeffrey A. Gould, $310,000; Matthew J. Gould, $77,645; David W. Kalish, $37,545; Simeon Brinberg, $20,606; Mark H. Lundy, $42,333; and Israel Rosenzweig, $308,000. The management services provided to BRT include, among other things, rent billing and collection, leasing (including compliance with regulatory statutes and rules; i.e., New York City rent control and rent stabilization rules), property maintenance and repair and property sales.

We and REIT Management Corp. (“REIT”) are parties to an Advisory Agreement pursuant to which REIT furnishes advisory and administrative services with respect to our assets, subject to the supervision of the Trustees. Among other things, REIT arranges credit lines and its personnel participate in loan analysis and approvals, investment advice, building inspections and litigation support. For services performed by REIT under the Advisory Agreement, REIT receives an annual fee of ½ of 1% of invested assets (as defined in the Advisory Agreement) other than mortgages receivable, subordinated land leases and investments in unconsolidated ventures, with a 1% fee payable on mortgages receivable, subordinated land leases and investments in unconsolidated ventures. The fee to REIT includes non-accruing mortgage receivables to the extent they exceed allowances for loan losses. The fee is computed and payable quarterly, subject to adjustment at year end based on the audited financial statements. In 2004 REIT earned $1,444,000 under the Advisory Agreement. Borrowers of BRT pay fees directly to REIT based on loans originated. These fees totaled $2,029,000 in fiscal 2004.

All of the outstanding shares of REIT are owned by Fredric H. Gould. Fredric H. Gould, Chairman of our Board, and Matthew J. Gould, a Trustee, who are salaried officers of REIT, received compensation from REIT of $941,946 and $637,360 respectively in 2004. Simeon Brinberg, David W. Kalish and Mark H. Lundy officers of BRT, received compensation from REIT in 2004 of $187,919, $374,238 and $398,628, respectively. Although Jeffrey A. Gould our President and Chief Executive Officer did not receive any direct compensation from REIT, he received compensation from other affiliated service companies, none of which, other than Majestic Property Management Corp., received fees from BRT. Jeffrey A. Gould may be deemed to have received indirectly from REIT in 2004 the net amount of approximately $371,000, since the compensation of Jeffrey A. Gould and the other officers of BRT referred to in this caption “Interest of Management in Certain Transactions” from affiliated service companies is not determined by the profitability of any one company but is related to the total profitability of these service companies.

The Advisory Agreement provides that directors, officers, and employees of REIT may serve as Trustees, officers and employees of BRT, but such persons may not receive cash compensation from BRT Realty Trust for services rendered in the latter capacities.

The Advisory Agreement, which was entered into in February 1983, has been renewed for a term ending December 31, 2009 and is renewable on an annual basis by the Board of Trustees, for a maximum five year period. Notwithstanding such renewal, the shareholders have the right to rescind the renewal of the Advisory Agreement authorized at the preceding Board of Trustees’ Meeting, if at a special meeting of shareholders called by holders of at least twenty percent of the outstanding shares specifically for such purpose a majority of the outstanding shares entitled to vote thereon determine that the Advisory Agreement shall not be renewed. In the event the Advisory Agreement is not renewed in any year by the Board of Trustees or such renewal is rescinded by a majority of the outstanding shares entitled to vote thereon at a special meeting called for such purpose, the Advisory Agreement will have a balance of four years remaining on the existing term.

The fees paid by BRT to Majestic Property Management Corp. and REIT Management Corp. and the expenses reimbursed to Gould Investors L.P. under the Shared Services Agreement were approved by our Audit Committee and board of trustees. The fees to Majestic Property Management Corp. were based on fees which would have been charged by unaffiliated persons for comparable services. The fees paid to REIT by us are pursuant to the Advisory Agreement discussed above and the expenses reimbursed to Gould Investors L.P. were reimbursed pursuant to a Shared Services Agreement approved by the Board of Trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and trustees, and persons who beneficially own more than 10% of our shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Executive officers, trustees and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. BRT staff prepares and files the requisite forms on behalf of its executive officers and Trustees.

Based on a review of information supplied to us by our executive officers and trustees, we believe that all Section 16(a) filing requirements applicable to our executive officers and Trustees with respect to fiscal 2004 were met except for the following: a Form 5 was filed by David W. Kalish, a Senior Vice President, on October 26, 2004 to report Mr. Kalish’s exercise of an option to purchase 1,500 shares on February 10, 2004, inadvertently omitted from a Form 4 timely filed on February 11, 2004 to report option exercises; and a Form 5 was filed by Simeon Brinberg, a Senior Vice President, on November 12, 2004 to correct a Form 4 timely filed on February 10, 2004 which contained an error in the number of shares owned after the reported transactions.

STOCK PERFORMANCE GRAPH

This graph compares the performance of shares of Beneficial Interest of BRT Realty Trust with the Standard & Poor’s 500 Stock Index and a peer group index consisting of publicly traded mortgage REIT’S prepared by the National Association of Real Estate Investment Trusts. The graph assumes $100 invested on September 30, 1999 and assumes the reinvestment of dividends.

	Cumulative Total Return
	9/99	9/00	9/01	9/02	9/03	9/04

BRT Realty Trust	100.00	94.41	117.76	161.94	262.24	321.18
S&P 500 Index	100.00	113.28	83.13	66.50	82.22	93.63
NAREIT Mortgage	100.00	94.75	156.22	211.32	309.03	398.77

SUBMISSION OF SHAREHOLDER PROPOSALS

The annual meeting of BRT for the year ending September 30, 2005 is scheduled to be held in March 2006. In order to have any proposal presented by a shareholder at the meeting included in the proxy statement and form of proxy relating to the 2006 meeting, the proposal must be received by BRT not later than September 24, 2005.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead intended to be presented directly at the 2006 annual meeting, SEC rules permit BRT to exercise discretionary authority to the extent conferred by proxy if BRT:

•	receives notice of the proposal before December 13, 2005 and advises stockholders in the 2006 proxy statement of the nature of the proposal and how management intends to vote on such matter, or

•	does not receive notice of the proposal before December 13, 2005.

OTHER MATTERS

The Board does not know of any matter other than those stated in this Proxy Statement which are to be presented at the meeting. If any other matter should properly come before the meeting, the persons named in the proxy card will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By order of the Board of Trustees

Simeon Brinberg, Secretary

Dated: January 28, 2005

APPENDIX A

BRT REALTY TRUST

AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

CHARTER

I.	Purpose

The Audit Committee (the “Committee) is a committee of the Board of Trustees (the “Board”). The primary function of the Committee is to represent and assist the Board with the oversight of: (i) the quality and integrity of the Trust’s financial statements and internal controls, (ii) the Trust’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Trust’s internal audit function and independent auditors. The Committee will fulfill its responsibilities by carrying out its activities and duties consistent with this Charter. The Committee shall be given full and direct access to the Trust’s management, Trust’s employees and independent auditors as necessary to carry out these responsibilities.

II.	Composition

The Audit Committee shall be comprised of three or more Trustees. The members of the Audit Committee shall be nominated by the Nominating and Corporate Governance Committee and elected by the Board at the annual organizational meeting to one-year terms or until their successors are elected and qualified. Each member shall satisfy the independence, experience and financial literacy requirements of The New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

At least one member of the Audit Committee shall be designated by the Board as an “audit committee financial expert” as such term is defined in rules promulgated by the Securities and Exchange Commission. The designation of one or more members as an “audit committee financial expert” shall not impose any duties, obligations or liabilities on such member greater than the regular duties, obligations and liabilities as a member of the Committee or the Board.

If any Committee member simultaneously serves on the audit committee of other public companies, the Board must determine that such simultaneous service or services will not impair the ability of such member to effectively serve on the Trust’s Audit Committee.

Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

No consulting, advisory or compensatory fees shall be paid by or for the Trust to any member of the Committee or to any entity with which he or she is affiliated, other than trustee and committee fees payable by the Trust in the regular course. Board and committee fees may be payable in cash, shares, options and/or in kind. Committee members may receive additional compensation from the Trust for their service on the Committee.

III.	Meetings

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The timing of the meetings shall be determined by the Committee. However, the Committee will meet at any time that the independent auditors believe communication with the Committee is required. As part of its job to foster open communication, the Committee shall meet periodically with management, the trustees and the independent auditors in separate executive sessions to discuss any matter which the Committee or each of these groups believes should be discussed privately. Minutes shall be kept of each meeting of the Committee.

IV.	Responsibilities and Duties

The Committee shall have the following duties and responsibilities:

GENERAL RESPONSIBILITIES:

•	To report regularly Committee actions to the full Board and make appropriate recommendations.

•	To inquire as to the independence of the independent auditors. As part of this responsibility, the Committee will ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between such auditors and the Trust. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

•	To conduct or authorize investigations into matters within the Committee’s scope of responsibility. The Committee is authorized to the extent it deems necessary or appropriate, at the Trust’s expense and without Board approval, to retain independent counsel, accountants or other advisors to assist the Committee in fulfilling its duties. The Committee may request any officer, trustee or employee of the Trust or the Trust’s outside counsel or independent auditors to attend any meeting of the Committee or to meet with any members of or consultants to the Committee.

•	To review and approve, specifically and in advance, any permitted non-audit services proposed to be provided to the Trust by its independent auditors, and ensure that such services do not interfere with the independence of such auditors, and do not give rise to an appearance of impropriety. Pre-approval of permitted non-audit services may be delegated to the Chairman or another member of the Committee.

•	To consider policies and procedures for audit partner rotation on a five-year cycle.

•	To establish procedures for the receipt, retention and treatment of complaints received by the Trust regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting, auditing or internal control issues.

•	To meet separately and periodically, with management, persons responsible for the internal audit function, and with independent auditors.

•	To review and establish hiring policies regulating the hiring by the Trust of employees or former employees of the Trust’s independent auditors.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT AUDITORS AND REVIEWING INTERNAL AUDIT FUNCTION:

•	To be directly and solely responsible for the appointment, retention and evaluation of the independent auditors and to directly and be solely responsible for the approval of any replacement of the independent auditors. The Committee also will review and approve fees paid to the independent auditors, including audit and non-audit fees.

•	To confirm and assure the objectivity of the internal audit function and the independence of independent auditors, including a review of management consulting services provided by the independent auditors.

RESPONSIBILITIES REGARDING THE ANNUAL AUDIT, INTERNAL AUDITS AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

•

At least annually, the Committee will obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditors and the Trust.

•	To review with the independent auditor any audit problems or difficulties and management’s response.

•	The Committee will strive to insure that the independent auditors provide the Committee with a timely notification and analysis of significant financial reporting issues.

•	The Committee will have discussions with management and the independent auditors regarding the annual report filed with the Securities and Exchange Commission (Form 10-K) and other published documents containing the Trust’s financial statements. Each Form 10-K must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

•	The Committee will have discussions with management and the independent auditors regarding each quarterly report filed with the Securities and Exchange Commission (Form 10-Q). Each Form 10-Q must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

THE COMMITTEE WILL DISCUSS THE FOLLOWING WITH THE INDEPENDENT AUDITORS:

•	The planned arrangements and scope of the annual audit.

•	The adequacy of the Trust’s internal controls, including computerized information systems controls and security.

•	Any significant findings and recommendations made by the independent auditors together with management’s response.

•	The need for the independent auditors to assess their responsibility for detecting accounting and financial reporting errors, fraud, and defalcations, illegal acts and noncompliance with the Trust’s Code of Business Conduct and Ethics and regulating requirements.

•	The need for changes or improvements, including improvements in efficiency, in financial or accounting practices or controls.

THE COMMITTEE WILL DISCUSS WITH MANAGEMENT AND THE INDEPENDENT AUDITORS:

•	The Trust’s annual financial statements and related notes and quarterly financial statements, including all of the Trust’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	The independent auditor’s audit of and report on the financial statements.

•	The independent auditor’s qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

•	The matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended, including but not limited to:

–	Methods used to account for significant unusual transactions.

–	Effect of significant accounting policies in controversial or emerging areas.

–	Process and basis for sensitive accounting estimates.

–	Disagreements between independent auditors and management over accounting or disclosure matters.

•	Any difficulties or disputes with management encountered during the course of the audit. The Committee is directly responsible for the resolution of disagreements between management and the Trust’s independent auditors regarding financial reporting.

•	The Trust’s significant risks and exposures and the steps management has taken to monitor and control such exposures, including the Trust’s risk assessment and risk management policies or guidelines, if any.

PERIODIC RESPONSIBILITIES:

•	Review annually the Committee’s charter for adequacy and recommend any changes to the Board.

•	Meet with the independent auditors and management in separate executive sessions to discuss matters that should be discussed privately with the Committee.

•	Review the Committee’s methodology and functions at least annually; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

•	Prepare an annual Committee report or other proxy statement disclosure about the Committee in accordance with rules and regulations of the Securities and Exchange Commission and other applicable law.

•	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.

•	Review and update periodically the Trust’s policies and procedures that pertain to the Trust’s financial reporting process, system of internal controls, and compliance and ensure that management has established a system to enforce these policies.

•	Discuss with management the Trust’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

•	Perform an annual self-evaluation of its performance and compliance with the Charter.

The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Trust’s financial statements. Members of the Committee rely without independent verification on the information provided to them and the representations made to them by management and the independent auditors, and look to management to provide full and timely disclosure of all material facts affecting the Trust. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures or appropriate disclosure controls and procedures, or that the Trust’s reports and information provided under the Securities Exchange Act of 1934 are accurate and complete. Furthermore, the Committee’s consideration and discussions referred to in this Charter do not assure that the audit of the Trust’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, that the Trust’s auditors are in fact “independent”, or that the matters required to be certified by the Trust’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) or other officers of the Trust under the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission have been properly and accurately certified.

ANNUAL MEETING OF SHAREHOLDERS OF

BRT REALTY TRUST

March 21, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Trustees			2.	Ratification of Appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2005.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ Matthew J. Gould ¡ Jeffrey Rubin ¡ Kenneth F. Bernstein ¡ Fredric H. Gould ¡ Gary Hurand	3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		This Proxy when properly executed will be voted in the manner directed hereby by the undersigned
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BRT REALTY TRUST

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

March 21, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Simeon Brinberg and Mark H. Lundy as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Beneficial Interest, $3.00 par value of BRT Realty Trust held of record by the undersigned on January 20, 2005 at the Annual Meeting of Shareholders to be held on March 21, 2005 or any adjournments thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

BRT REALTY TRUST

March 21, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER

- OR -	ACCOUNT NUMBER

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Trustees			2.	Ratification of Appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2005.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ Matthew J. Gould ¡ Jeffrey Rubin ¡ Kenneth F. Bernstein ¡ Fredric H. Gould ¡ Gary Hurand	3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		This Proxy when properly executed will be voted in the manner directed hereby by the undersigned
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.